UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 26, 2017

PBF ENERGY INC.

PBF HOLDING COMPANY LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35764	45-3763855
Delaware	333-186007	27-2198168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

(Address of the Principal Executive Offices) (Zip Code)

(973) 455-7500

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K Filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of 7.25% Senior Notes Offering

On May 30, 2017, PBF Holding Company LLC (“PBF Holding”), a subsidiary of PBF Energy Company LLC (“PBF LLC”), in turn a subsidiary of PBF Energy Inc. (“PBF Energy” and collectively with its consolidated subsidiaries including PBF LLC and PBF Holding, the “Company”) entered into an Indenture (the “Indenture”) among PBF Holding and PBF Holding’s wholly-owned subsidiary, PBF Finance Corporation (together with PBF Holding, the “Issuers”), the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar, Transfer Agent and Authenticating Agent, under which the Issuers issued $725.0 million in aggregate principal amount of 7.25% Senior Notes due 2025 (the “Notes”). The initial purchasers (the “Initial Purchasers”) in the offering purchased $725.0 million aggregate principal amount of Notes pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended. The Issuers received net proceeds of approximately $713.1 million from the offering after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company used the net proceeds to fund the previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 8.25% senior secured notes due 2020 (the “2020 Notes”), to pay the related redemption price and accrued and unpaid interest for any 2020 Notes that remained outstanding after the completion of the Tender Offer, and for general corporate purposes.

The Notes are guaranteed on a senior unsecured basis by PBF Services Company LLC, PBF Investments LLC, Delaware City Refining Company LLC, PBF Power Marketing LLC, Paulsboro Refining Company LLC, Toledo Refining Company LLC, Chalmette Refining, L.L.C., Torrance Refining Company LLC, PBF Energy Western Region LLC and Torrance Logistics Company LLC (each, a “Guarantor”). The Notes and guarantees are senior unsecured obligations and rank equal in right of payment with all of the Issuers’ and the Guarantors’ existing and future senior indebtedness, including PBF Holding’s asset based revolving credit agreement (the “Revolving Loan”) and the Issuers’ 7.00% Senior Secured Notes due 2023 (the “2023 Notes”). The Notes and the guarantees rank senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated in right of payment thereto. The Notes and the guarantees are effectively subordinated to any of the Issuers’ and the Guarantors’ existing or future secured indebtedness (including the Revolving Loan) to the extent of the value of the collateral securing such indebtedness. The Notes and the guarantees are structurally subordinated to any existing or future indebtedness and other obligations of the Issuers’ non-guarantor subsidiaries.

The Notes pay interest semi-annually in cash in arrears on June 15 and December 15 each year, beginning on December 15, 2017. The Notes will mature on June 15, 2025.

The Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on the Issuers’ and its restricted subsidiaries’ ability to, among other things, incur additional indebtedness or issue certain preferred stock; make equity distributions, pay dividends on or repurchase capital stock or make other restricted payments; enter into transactions with affiliates; create liens; engage in mergers and consolidations or otherwise sell all or substantially all of the Issuers’ assets; designate subsidiaries as unrestricted subsidiaries; make certain investments; and limit the ability of restricted subsidiaries to make payments to PBF Holding. These covenants are subject to a number of important exceptions and qualifications. Many of these covenants will cease to apply or will be modified if the Notes are rated investment grade.

At any time prior to June 15, 2020, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes in an amount not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 107.250% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption. On or after June 15, 2020, the Issuers may redeem all or part of the Notes, in each case at the redemption prices described in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to June 15, 2020, the Issuers may redeem all or part of the Notes at a “make-whole” redemption price described in the Indenture, together with any accrued and unpaid interest to the date of redemption.

Upon a change of control that results in a ratings decline, the Issuers will be required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount of the Notes on the date of purchase plus accrued interest. Prior to a covenant termination event, certain asset dispositions will be triggering events that may require the Issuers to use the proceeds therefrom to offer to repurchase Notes at a purchase price equal to 100% of the principal amount of the Notes repurchased, plus accrued and unpaid interest to the applicable repurchase date.

The Issuers may issue additional Notes from time to time pursuant to the Indenture.

Registration Rights Agreement

In connection with the sale of the Notes, the Issuers and the Guarantors entered into a registration rights agreement, dated May 30, 2017 (the “Registration Rights Agreement”), with Citi Global Markets Inc., as Representative of the several Initial Purchasers. Under the Registration Rights Agreement, the Issuers agreed to register notes having substantially identical terms as the Notes with the U.S. Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Notes. The Issuers will use their commercially reasonable efforts to have the exchange offer registration statement declared effective under the Securities Act within 365 days of May 30, 2017. Under certain circumstances, the Issuers will be required to file a shelf registration statement for the resale of the Notes and use commercially reasonable efforts to have the shelf registration statement declared effective. The Issuers will be obligated to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time period.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Indenture, the form of Notes and the Registration Rights Agreement, which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K above and is incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon the satisfaction and discharge of the 2020 Notes in connection with the closing of the Tender Offer and the redemption described above, a Collateral Fall-Away Event under the indenture governing the 2023 Notes occurred on May 30, 2017, and the 2023 Notes became unsecured and certain covenants were modified, as provided for in the indenture governing the 2023 Notes and related documents.

A “Collateral Fall-Away Event” is defined as the first day on which the 2020 Notes are no longer secured by Liens on the Collateral, whether as a result of having been repaid in full or otherwise satisfied or discharged or as a result of such Liens being released in accordance with definitive documentation governing the 2020 Notes; provided that a Collateral Fall-Away Event shall not occur to the extent any Additional First Lien Obligations (other than Specified Secured Hedging Obligations) are outstanding at such time (capitalized terms not otherwise defined herein having the meaning set forth in the indenture governing the 2023 Notes).

Item 8.01.	Other Events.

On May 26, 2017, PBF Energy issued a press release announcing that the Tender Offer by PBF Holding to purchase any and all of the 2020 Notes expired at 5:00 p.m., New York City time, on May 26, 2017 (the “Expiration Time”). According to information provided by Global Bondholder Services Corporation, the depositary and information agent for the Tender Offer, $247,835,000 aggregate principal amount of the 2020 Notes were validly tendered on or before the Expiration Time and not validly withdrawn, which amount excludes $5,102,000 aggregate principal amount of the 2020 Notes that remain subject to guaranteed delivery procedures.

PBF Holding accepted for payment all such 2020 Notes validly tendered and not validly withdrawn in the Tender Offer and made payment for the 2020 Notes on May 30, 2017. PBF Holding expects the payment for the 2020 Notes delivered in accordance with the guaranteed delivery procedures to be made on June 1, 2017.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture dated as of May 30, 2017, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar, Transfer Agent and Authenticating Agent.

4.2	Form of 7.25% Senior Note (included as Exhibit A in Exhibit 4.1).

4.3	Registration Rights Agreement dated May 30, 2017, among PBF Holding Company LLC and PBF Finance Corporation, the Guarantors named therein and Citi Global Markets Inc., as Representative of the several Initial Purchasers.

99.1	Press Release dated May 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2017

PBF Energy Inc.
(Registrant)

By:	/s/ Erik Young
Name:	Erik Young
Title:	Senior Vice President, Chief Financial Officer

Dated: May 30, 2017

PBF Holding Company LLC
(Registrant)

By:	/s/ Erik Young
Name:	Erik Young
Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of May 30, 2017, among PBF Holding Company LLC, PBF Finance Corporation, the Guarantors named on the signature pages thereto, Wilmington Trust, National Association, as Trustee and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar, Transfer Agent and Authenticating Agent.

4.2	Form of 7.25% Senior Note (included as Exhibit A in Exhibit 4.1).

4.3	Registration Rights Agreement dated May 30, 2017, among PBF Holding Company LLC and PBF Finance Corporation, the Guarantors named therein and Citi Global Markets Inc., as Representative of the several Initial Purchasers.

99.1	Press Release dated May 26, 2017.